Exhibit (t)

POWER OF ATTORNEY

Each of the undersigned trustees and officers of BlackRock Private Credit Fund, a Delaware statutory trust (the “Fund”), does hereby constitute and appoint Laurence D. Paredes, Secretary of the Fund, Diana Huffman, General Counsel and Assistant Secretary of the Fund, and Erik L. Cuellar, Chief Financial Officer and Treasurer of the Fund, as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such director, a Registration Statement on Form N-2 of the Fund, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act with respect to the registration of the Fund or the registration or offering of the Fund’s common shares of beneficial interest, preferred shares of beneficial interest, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 17th day of April, 2025.

/s/ John M. Perlowski	/s/ Philip Tseng
John M. Perlowski	Philip Tseng
Trustee	Chief Executive Officer and Co-Chief Investment Officer

/s/ Eric J. Draut	/s/ Andrea L Petro
Eric J. Draut	Andrea L. Petro
Trustee	Trustee

/s/ Marueen Usifer	/s/ Peter E. Schwab
Maureen Usifer	Peter E. Schwab
Trustee	Trustee

The undersigned hereby accepts appointment as attorney-in-fact as of this 17th day of April, 2025.

/s/ Laurence D. Paredes	/s/ Erik L. Cuellar
Laurence D. Paredes	Erik L. Cuellar
Secretary	Chief Financial Officer and Treasurer

/s/ Diana Huffman
Diana Huffman
General Counsel and Assistant Secretary